EXHIBIT (4)(w)

FORM OF POLICY RIDER (INCOME LINK)

Home Office:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319)355-8511

[INCOME LINKSM] RIDER

This rider is issued as a part of the policy (contract) to which it is attached. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification

Policy Number:	12345
Rider Date:	03/01/2010
Initial Rider Fee Percentage:	0.90%
Annuitant:	John Doe

Annuitant’s Issue Age/Sex:	35 / Male

ARTICLE I

You may cancel this rider prior to the close of business before midnight of the thirtieth calendar day after you received it and no rider fee will be assessed.

If you elect this rider, 100% of your policy value must be in one or more of the designated investment options.

You can generally transfer between the designated investment options as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated investment option while this rider is in force. If you wish to make a transfer to a non-designated investment option, this rider must be terminated, as described in Article IV, prior to making the transfer.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Designated Investment Options

Investment options authorized for use with this rider and identified by us as designated investment options.

[Income LinkSM] Rider Start Date

The date of the first [Income LinkSM] rider systematic withdrawal after election of the withdrawal option.

[Income LinkSM] Rider Systematic Withdrawal

The rider withdrawal amount paid to you based on your election of a withdrawal option and frequency, and designated by us as an [Income LinkSM] rider systematic withdrawal.

RGMB 39 0110	(1)	(Income-Single)

ARTICLE I CONTINUED

[Income LinkSM] Rider Withdrawal Year

Each twelve-month period beginning on the [Income LinkSM] rider start date.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fee charged for the benefits under this rider. The fee may be assessed on the last day of a rider quarter, or the next business day if the New York Stock Exchange is closed.

Rider Monthiversary

The same day of the month as the rider date, or the next business day if the New York Stock Exchange is closed.

Rider Quarter

Each three-month period beginning on the rider date.

Rider Withdrawal Amount

The maximum annual amount that can be withdrawn, through [Income LinkSM] rider systematic withdrawals, from the policy each [Income LinkSM] rider withdrawal year.

Rider Year

Each twelve-month period beginning on the rider date.

Valuation Period

The period of time from one determination of the value of a subaccount to the next. Such determinations are made when the value of the assets and liabilities of each subaccount is calculated. This is generally the close of business on each day on which the New York Stock Exchange is open.

Withdrawal Base

The amount used to calculate the rider withdrawal amount and the rider fee. This amount cannot be taken as a lump sum.

Withdrawal Base Adjustment

The increase to the withdrawal base due to an automatic step-up or premium addition and/or the decrease resulting from any withdrawal taken other than 1) the [Income LinkSM] rider systematic withdrawal or 2) to satisfy a minimum required distribution systematic withdrawal.

ARTICLE II

RIDER FEE

The rider fee is deducted on each rider quarter in arrears. The fee is calculated and stored at issue and at each subsequent rider quarter for the upcoming quarter. It will be deducted automatically from each investment option on a pro rata basis at the end of each rider quarter. The initial rider fee percentage is shown on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first rider year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider quarter.

The stored fee will be adjusted if the withdrawal base is adjusted during the rider quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1)	Withdrawal Base;

2)	Rider Fee Percentage;

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year.

RGMB 39 0110	(2)	(Income-Single)

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can receive up to the rider withdrawal amount each [Income LinkSM] rider withdrawal year, regardless of the policy value, (either through withdrawals or payments, where payments are equal to the rider withdrawal amount if your policy value equals zero) until the annuitant’s death.

You can elect one of the withdrawal options shown in the table below:

Withdrawal Options

[5.0%] for [7] [Income LinkSM] rider withdrawal years and [4.0%] thereafter

[6.0%] for [6] [Income LinkSM] rider withdrawal years and [4.0%] thereafter

[7.0%] for [5] [Income LinkSM] rider withdrawal years and [4.0%] thereafter

[8.0%] for [4] [Income LinkSM] rider withdrawal years and [4.0%] thereafter

[9.0%] for [3] [Income LinkSM] rider withdrawal years and [4.0%] thereafter

[10.0%] for [2] [Income LinkSM] rider withdrawal years and [4.0%] thereafter

Once the withdrawal option is elected, you may choose when to begin receiving an [Income LinkSM] rider systematic withdrawal. These withdrawals are available with a frequency of monthly, quarterly, semi-annual, or annual and are based on the withdrawal option. Prior to the [Income LinkSM] rider start date, you may change your frequency or the withdrawal option. After the [Income LinkSM] rider start date, the withdrawal option cannot be changed, however the [Income LinkSM] rider systematic withdrawal frequency can be changed and will go into effect the next [Income LinkSM] rider withdrawal year. Withdrawals prior to age 59 1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value reaches zero through an [Income LinkSM] rider systematic withdrawal, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Also, you will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the rider withdrawal amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

SURVIVAL

The benefits under this rider depend on the annuitant being alive at the time of withdrawal or guaranteed payment. Proof of survival may be required by the Company.

RIDER WITHDRAWAL AMOUNT

Before the [Income LinkSM] rider start date, the rider withdrawal amount is zero. On the [Income LinkSM] rider start date and the beginning of each [Income LinkSM] rider withdrawal year thereafter, the rider withdrawal amount is equal to the withdrawal option percentage multiplied by the withdrawal base. During any [Income LinkSM] rider withdrawal year, the remaining rider withdrawal amount may be adjusted (up or down) as described in the Withdrawal Base Adjustment section.

MINIMUM REQUIRED DISTRIBUTION

For a tax-qualified policy, a withdrawal may be taken to satisfy the IRS minimum required distribution as set forth herein and will not cause an adjustment to the withdrawal base. You must be at least 70 1/2 years old and take your withdrawals systematically as calculated using:

A)	the living annuitant’s age,

B)	the IRS Uniform Lifetime table or Joint Life and Survivor table,

C)	the policy value of the base policy to which this rider attaches, and

D)	amounts from the current calendar year (no carry-over from past years).

Any withdrawal taken during a calendar year will reduce the amount needed to satisfy the minimum required distribution. These withdrawals may be withdrawn without causing an adjustment to your withdrawal base, provided they are taken as systematic payouts as described below.

RGMB 39 0110	(3)	(Income-Single)

ARTICLE III CONTINUED

Before the [Income LinkSM] rider start date, any minimum required distribution, as calculated in this section, must be withdrawn using a systematic minimum required distribution payout option, which is a systematic payout of modal payments on an annualized basis with a final non-modal payment, if necessary. This systematic payout option is available on a monthly, quarterly, semi-annual, or annual basis. Any change to the frequency will go into effect on the next systematic payout option anniversary. Once you stop a systematic payout option, you cannot start a new one until one year from the date of the previous systematic payout option anniversary.

After the [Income LinkSM] rider start date, any minimum required distribution, as calculated in this section, must be withdrawn using the [Income LinkSM] rider systematic minimum required distribution payout option with a final non-modal payment, if necessary.

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any [Income LinkSM] rider withdrawal year, the withdrawal base is increased or decreased by any withdrawal base adjustments.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1)	The current withdrawal base;

2)	The policy value on the rider anniversary; or

3)	The highest policy value on a rider [monthiversary] for the current rider year.

Item 3) above will be zero if there is a negative withdrawal base adjustment in the current rider year.

AUTOMATIC STEP-UP FEATURE

The rider withdrawal base receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider [monthiversary.] The remaining rider withdrawal amount will be increased by the same percentage that the withdrawal base is increased due to the automatic step-up. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. Following the [first] rider anniversary, the rider fee percentage may be increased due to an automatic step-up, but will not increase more than [0.75%] from the initial rider fee percentage shown on page 1.

You have the right to reject an automatic step-up within [30] days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us in a manner which is acceptable to us, however you are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the rider fee percentage will also be reversed, and the withdrawal base will be set to the withdrawal base prior to the automatic step-up.

WITHDRAWAL BASE ADJUSTMENTS

An [Income LinkSM] rider systematic withdrawal or a minimum required distribution systematic withdrawal will not reduce the withdrawal base.

The withdrawal base is increased by the dollar amount of any premium additions (not including any premium enhancements) and by an automatic step-up as described in the Automatic Step-Up Feature section. Any withdrawal (other than the [Income LinkSM] rider systematic withdrawal or a minimum required distribution systematic withdrawal), will decrease the withdrawal base as described below.

The withdrawal base is reduced by the greater of 1) and 2), where:

1)	is the amount of the withdrawal that is not an [Income LinkSM] rider systematic withdrawal or a minimum required distribution systematic withdrawal; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the amount in 1 above;

B)	is the withdrawal base prior to the withdrawal; and

C)	is the policy value prior to the withdrawal.

During any [Income LinkSM] rider withdrawal year, if there is a withdrawal base adjustment, the remaining rider withdrawal amount and the [Income LinkSM] rider systematic withdrawal amount will increase or decrease by the same percentage as the withdrawal base.

RGMB 39 0110	(4)	(Income-Single)

ARTICLE IV

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the owner’s death and will be equal to the rider withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be paid.

ANNUITIZATION

On the maximum annuity commencement date, as described in your policy, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year. This option will also guarantee that the sum of all income payments received over time will equal or exceed the policy value on the maximum annuity commencement date. If the annuitant should die before the sum of all income payments received equals or exceeds the policy value on the maximum annuity commencement date, the annuitant’s beneficiary will receive a final payment equal to the difference.

OWNERSHIP AND ASSIGNMENT

Ownership changes or assignments of any policy to which this rider is attached must be approved by the Company. We reserve the right to disapprove ownership changes or assignments in a non-discriminatory manner when involving an institutional investor, a settlement company or another similar organization.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the annuitant’s death;

3)	the date you elect to receive annuity payments under your policy; and

4)	the date you notify us in writing of your intention to terminate this rider (this date must be after the [fifth] rider anniversary).

Termination of the rider will result in the loss of all benefits provided by the rider.

Signed for us at our home office.

SECRETARY	PRESIDENT

RGMB 39 0110	(5)	(Income-Single)

Home Office:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499 (319)355-8511

[INCOME LINKSM] RIDER

This rider is issued as a part of the policy (contract) to which it is attached. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification

Policy Number:	12345
Rider Date:	03/01/2010
Initial Rider Fee Percentage:	0.90%
Annuitant:	John Doe

Annuitant’s Issue Age/Sex:	35 / Male
Annuitant’s Spouse:	Jane Doe
Annuitant’s Spouse’s Issue Age/Sex:	35 / Female

ARTICLE I

You may cancel this rider prior to the close of business before midnight of the thirtieth calendar day after you received it and no rider fee will be assessed.

If you elect this rider, 100% of your policy value must be in one or more of the designated investment options.

You can generally transfer between the designated investment options as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated investment option while this rider is in force. If you wish to make a transfer to a non-designated investment option, this rider must be terminated, as described in Article IV, prior to making the transfer.

The annuitant’s spouse as of the rider date is hereafter referred to as the annuitant’s spouse. As it pertains to the benefits of this rider, the annuitant’s spouse cannot be changed. The annuitant’s spouse must be the sole primary beneficiary and/or a joint owner. The only living owners allowed on the policy to which this rider is attached are the annuitant and the annuitant’s spouse.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Designated Investment Options

Investment options authorized for use with this rider and identified by us as designated investment options.

[Income LinkSM] Rider Start Date

The date of the first [Income LinkSM] rider systematic withdrawal after election of the withdrawal option.

RGMB 39 0110	(1)	(Income-Joint)

ARTICLE I CONTINUED

[Income LinkSM] Rider Systematic Withdrawal

The rider withdrawal amount paid to you based on your election of a withdrawal option and frequency, and designated by us as an [Income LinkSM] rider systematic withdrawal.

[Income LinkSM] Rider Withdrawal Year

Each twelve-month period beginning on the [Income LinkSM] rider start date.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fee charged for the benefits under this rider. The fee may be assessed on the last day of a rider quarter, or the next business day if the New York Stock Exchange is closed.

Rider Monthiversary

The same day of the month as the rider date, or the next business day if the New York Stock Exchange is closed.

Rider Quarter

Each three-month period beginning on the rider date.

Rider Withdrawal Amount

The maximum annual amount that can be withdrawn, through [Income LinkSM] rider systematic withdrawals, from the policy each [Income Link SM] rider withdrawal year.

Rider Year

Each twelve-month period beginning on the rider date.

Valuation Period

The period of time from one determination of the value of a subaccount to the next. Such determinations are made when the value of the assets and liabilities of each subaccount is calculated. This is generally the close of business on each day on which the New York Stock Exchange is open.

Withdrawal Base

The amount used to calculate the rider withdrawal amount and the rider fee. This amount cannot be taken as a lump sum.

Withdrawal Base Adjustment

The increase to the withdrawal base due to an automatic step-up or premium addition and/or the decrease resulting from any withdrawal taken other than 1) the [Income LinkSM] rider systematic withdrawal or 2) to satisfy a minimum required distribution systematic withdrawal.

ARTICLE II

RIDER FEE

The rider fee is deducted on each rider quarter in arrears. The fee is calculated and stored at issue and at each subsequent rider quarter for the upcoming quarter. It will be deducted automatically from each investment option on a pro rata basis at the end of each rider quarter. The initial rider fee percentage is shown on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first rider year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider quarter.

The stored fee will be adjusted if the withdrawal base is adjusted during the rider quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1)	Withdrawal Base;

2)	Rider Fee Percentage;

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year.

RGMB 39 0110	(2)	(Income-Joint)

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can receive up to the rider withdrawal amount each [Income LinkSM] rider withdrawal year, regardless of the policy value, (either through withdrawals or payments, where payments are equal to the rider withdrawal amount if your policy value equals zero) until the annuitant’s or the annuitant’s spouse’s death, whichever is later.

You can elect one of the withdrawal options shown in the table below:

Withdrawal Options

[4.5%] for [7] [Income LinkSM] rider withdrawal years and [3.5%] thereafter

[5.5%] for [6] [Income LinkSM] rider withdrawal years and [3.5%] thereafter

[6.5%] for [5] [Income LinkSM] rider withdrawal years and [3.5%] thereafter

[7.5%] for [4] [Income LinkSM] rider withdrawal years and [3.5%]thereafter

[8.5%] for [3] [Income LinkSM] rider withdrawal years and [3.5%] thereafter

[9.5%] for [2] [Income LinkSM] rider withdrawal years and [3.5%] thereafter

Once the withdrawal option is elected, you may choose when to begin receiving an [Income LinkSM] rider systematic withdrawal. These withdrawals are available with a frequency of monthly, quarterly, semi-annual, or annual and are based on the withdrawal option. Prior to the [Income LinkSM] rider start date, you may change your frequency or the withdrawal option. After the [Income LinkSM] rider start date, the withdrawal option cannot be changed, however the [Income LinkSM] rider systematic withdrawal frequency can be changed and will go into effect the next [Income LinkSM] rider withdrawal year. Withdrawals prior to age 59 1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value reaches zero through an [Income LinkSM] rider systematic withdrawal, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Also, you will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the rider withdrawal amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

SURVIVAL

The benefits under this rider depend on the annuitant or annuitant’s spouse being alive at the time of withdrawal or guaranteed payment. Proof of survival may be required by the Company.

RIDER WITHDRAWAL AMOUNT

Before the [Income LinkSM] rider start date, the rider withdrawal amount is zero. On the [Income LinkSM] rider start date and the beginning of each [Income Link SM] rider withdrawal year thereafter, the rider withdrawal amount is equal to the withdrawal option percentage multiplied by the withdrawal base. During any [Income LinkSM] rider withdrawal year, the remaining rider withdrawal amount may be adjusted (up or down) as described in the Withdrawal Base Adjustment section.

MINIMUM REQUIRED DISTRIBUTION

For a tax-qualified policy, a withdrawal may be taken to satisfy the IRS minimum required distribution as set forth herein and will not cause an adjustment to the withdrawal base. You must be at least 70 1/2 years old and take your withdrawals systematically as calculated using:

A)	the living annuitant’s age, or the annuitant’s spouse if the annuitant is deceased,

B)	the IRS Uniform Lifetime table or Joint Life and Survivor table,

C)	the policy value of the base policy to which this rider attaches, and

D)	amounts from the current calendar year (no carry-over from past years).

Any withdrawal taken during a calendar year will reduce the amount needed to satisfy the minimum required distribution. These withdrawals may be withdrawn without causing an adjustment to your withdrawal base, provided they are taken as systematic payouts as described below.

RGMB 39 0110	(3)	(Income-Joint)

ARTICLE III CONTINUED

Before the [Income LinkSM] rider start date, any minimum required distribution, as calculated in this section, must be withdrawn using a systematic minimum required distribution payout option, which is a systematic payout of modal payments on an annualized basis with a final non-modal payment, if necessary. This systematic payout option is available on a monthly, quarterly, semi-annual, or annual basis. Any change to the frequency will go into effect on the next systematic payout option anniversary. Once you stop a systematic payout option, you cannot start a new one until one year from the date of the previous systematic payout option anniversary.

After the [Income Link SM] rider start date, any minimum required distribution, as calculated in this section, must be withdrawn using the [Income Link SM] rider systematic minimum required distribution payout option with a final non-modal payment, if necessary.

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any [Income LinkSM] rider withdrawal year, the withdrawal base is increased or decreased by any withdrawal base adjustments.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1)	The current withdrawal base;

2)	The policy value on the rider anniversary; or

3)	The highest policy value on a rider [monthiversary] for the current rider year.

Item 3) above will be zero if there is a negative withdrawal base adjustment in the current rider year.

AUTOMATIC STEP-UP FEATURE

The rider withdrawal base receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider [monthiversary.] The remaining rider withdrawal amount will be increased by the same percentage that the withdrawal base is increased due to the automatic step-up. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. Following the [first] rider anniversary, the rider fee percentage may be increased due to an automatic step-up, but will not increase more than [0.75%] from the initial rider fee percentage shown on page 1.

You have the right to reject an automatic step-up within [30] days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us in a manner which is acceptable to us, however you are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the rider fee percentage will also be reversed, and the withdrawal base will be set to the withdrawal base prior to the automatic step-up.

WITHDRAWAL BASE ADJUSTMENTS

An [Income LinkSM] rider systematic withdrawal or a minimum required distribution systematic withdrawal will not reduce the withdrawal base.

The withdrawal base is increased by the dollar amount of any premium additions (not including any premium enhancements) and by an automatic step-up as described in the Automatic Step-Up Feature section. Any withdrawal (other than the [Income LinkSM] rider systematic withdrawal or a minimum required distribution systematic withdrawal), will decrease the withdrawal base as described below.

The withdrawal base is reduced by the greater of 1) and 2), where:

1)	is the amount of the withdrawal that is not an [Income LinkSM] rider systematic withdrawal or a minimum required distribution systematic withdrawal; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the amount in 1 above;

B)	is the withdrawal base prior to the withdrawal; and

C)	is the policy value prior to the withdrawal.

During any [Income LinkSM] rider withdrawal year, if there is a withdrawal base adjustment, the remaining rider withdrawal amount and the [Income LinkSM] rider systematic withdrawal amount will increase or decrease by the same percentage as the withdrawal base.

RGMB 39 0110	(4)	(Income-Joint)

ARTICLE IV

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies and the surviving spouse is the sole beneficiary, this rider continues until the death of the surviving spouse.

ANNUITIZATION

On the maximum annuity commencement date, as described in your policy, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year. This option will also guarantee that the sum of all income payments received over time will equal or exceed the policy value on the maximum annuity commencement date. If the annuitant or annuitant’s spouse should die before the sum of all income payments received equals or exceeds the policy value on the maximum annuity commencement date, the annuitant’s beneficiary will receive a final payment equal to the difference.

OWNERSHIP AND ASSIGNMENT

Ownership changes or assignments of any policy to which this rider is attached must be approved by the Company. We reserve the right to disapprove ownership changes or assignments in a non-discriminatory manner when involving an institutional investor, a settlement company or another similar organization.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the later of the annuitant’s or annuitant’s spouse’s death;

3)	the date you elect to receive annuity payments under your policy; and

4)	the date you notify us in writing of your intention to terminate this rider (this date must be after the fifth rider anniversary).

Termination of the rider will result in the loss of all benefits provided by the rider.

Signed for us at our home office.

SECRETARY	PRESIDENT

RGMB 39 0110	(5)	(Income-Joint)